Exhibit 10.3

Exhibit 10.3 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TGC, INC.

INVESTOR RIGHTS AGREEMENT

August 9, 2004

TGC, INC.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of August 9, 2004, by and among TGC, Inc., an exempted company incorporated under the Companies Law (2004 Revision) of the Cayman Islands (the “Company”), the parties listed on Schedule 1 (the “Series A Holders”), the parties listed on Schedule 2 (the “Series B Holders”), and TiVo Inc., a Delaware corporation (“TiVo”). The Series A Holders and the Series B Holders are collectively referred to as the “Investors.”

RECITALS

A.	The Company, the initial Investors, and TiVo have entered into a Securities Purchase Agreement of even date herewith providing for the sale by the Company, and the purchase by the initial Investors, of certain Preferred Shares (as defined below) of the Company (the “Purchase Agreement”).

B.	The Company desires to induce the initial Investors to purchase the Preferred Shares by agreeing to the terms and conditions set forth herein, and a condition to the initial Investors’ obligations under the Purchase Agreement is that the Company and the initial Investors enter into this Agreement, a Share Transfer Agreement of even date herewith (the “Share Transfer Agreement”), a Voting Agreement of even date herewith (the “Voting Agreement”), and certain other agreements.

C.	The Company, the Investors and TiVo desire to enter into this Agreement and to set forth certain rights and obligations of the Company and the Investors with respect to registration, participation, and other matters, according to the terms of this Agreement.

In consideration of the foregoing recitals and the mutual promises hereinafter set forth, the sufficiency and adequacy of which consideration the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.	Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

1.1	“Accounting Standards” means United States generally accepted accounting principles as then in effect.

1.2	“Affiliate” of any Person shall mean any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if the other possesses, directly or indirectly, power either (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

However, regardless of the foregoing and anything else contained herein, TiVo and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, shall not be deemed Affiliates of each other for purposes of this Agreement.

1.3	“Articles” means the Company’s Memorandum of Association and Articles of Association, as amended from time to time.

1.4	“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization, or similar arrangement.

1.5	“Blue Sky Laws” means the Laws of any state regulating the sale of corporate securities within that state in the United States of America.

1.6	“Board” means the Company’s Board of Directors.

1.7	“business day” means any day other than a Saturday, Sunday or legal holiday in the State of New York in the United States of America.

1.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.9	“Common Shares” means the common shares, par value US$0.0001 per share, of the Company.

1.10	“Common Director” has the meaning ascribed to such term in the Articles.

1.11	“Competitor of the Company” has the meaning ascribed to such term in the Share Transfer Agreement.

1.12	“Controls” means disclosure controls and procedures and internal controls over financial reporting of the Company and its subsidiaries.

1.13	“Director” means a director on the Board.

1.14	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as from time to time in effect.

1.15	“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.16	“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

1.17	“Holder” means any Investor that holds then outstanding Registrable Securities.

1.18	“Law” means all United States and non-United States federal, state, local, municipal, and other laws, statutes, constitutions, ordinances, codes, edicts, decrees, injunctions, stipulations, judgments, orders, rulings, rules, regulations, assessments, writs, and requirements whether temporary, preliminary or permanent, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental or Regulatory Authority.

1.19	“License Agreement” means that certain Intellectual Property and Technology Agreement, dated as of the date hereof by and among the Company, TiVo and TiVo Intl II.

1.20	“Person” means any individual, entity or group, including, but not limited to, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or Governmental or Regulatory Authority.

1.21	“PRC” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

1.22	“Preferred Shares” means the Series A Preferred Shares and Series B Preferred Shares.

1.23	“Pro Rata Share” means, with respect to any Investor, the ratio of (a) the total number of then outstanding Common Shares held by that Investor (including any Common Shares issuable upon conversion of any then outstanding Preferred Shares held by such Investor) to (b) the total number of then outstanding Common Shares (including all Common Shares issuable upon conversion of all then outstanding Preferred Shares).

1.24	“Qualified IPO” shall have the meaning ascribed to such term in the Articles.

1.25	“Register”, “Registered”, and “Registration” means a registration effected by preparing and filing a registration statement in respect of the securities of the Company in compliance with the Securities Act in the United States or by a comparable process pursuant to other applicable Laws in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement.

1.26	“Registrable Securities” means any Common Shares not previously sold to the public and (a) issued or issuable to the Investors upon conversion of any Preferred Shares or (b) issued or issuable pursuant to a bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement on any shares in clause (a), but in any case excluding any Shares for which Registration rights are not transferred as a result of the last sentence of Section 12.

1.27	“Registration Expenses” means (a) all expenses incurred by the Company in complying with Sections 4 and 5 of this Agreement, including, but not limited to, all United States federal and state and non-United States Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, (b) reasonable fees and disbursements of one special counsel for all Holders not to exceed US$50,000 (if different from counsel to the Company) per Registration, (c) all Blue Sky Laws fees and expenses, and (d) all expenses in connection with any special audits incident to or required by any Registration, but excluding underwriters’ discounts and commissions.

1.28	“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.29	“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.30	“Security” means a Share, a security convertible into or exercisable or exchangeable for a Share, a right to acquire a Share or any other security of the Company, any other security of the Company, or any interest in any of the foregoing.

1.31	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as from time to time in effect.

1.32	“Series A Director” has the meaning ascribed to such term in the Articles.

1.33	“Series A Preferred Shares” means the Series A Preferred Shares, par value US$0.0001 per share, of the Company.

1.34	“Series B Director” has the meaning ascribed to such term in the Articles.

1.35	“Series B Preferred Shares” means the Series B Preferred Shares, par value US$0.0001 per share, of the Company.

1.36	“Share” means any Common Share, any Preferred Share, and any other share capital of the Company, now or hereafter existing.

1.37	“shareholder” means a Member (as defined in the Articles) of the Company.

1.38	“TiVo Intl II” means TiVo Intl II, Inc., an exempted company incorporated under the Companies Law (2004 Revision) of the Cayman Islands.

1.39	The following terms have the meaning given to them in the referenced section:

Advisor	Section 9.14(a)
Agreement	Preamble
Annual Field Work Data	Section 9.2(d)
Common Holder	Section 4.6
Company	Preamble
Financial Controls Maintenance Right	Section 9.2(d)
Cost Sharing Person	Section 9.5
Court	Section 15.2(b)
Damages	Section 8.1
FPHC	Section 9.15
Final Prospectus	Section 8.1
Foreign Official	Section 9.14(a)
Formation	Section 9.12(a)
Fully-Participating Investor	Section 2.2
ICC Rules	Section 15.2(b)
Initiating Holders	Section 4.1
Investor	Preamble
Investor Offeree	Section 2.1
Issuance Notice	Section 2.2
New Securities	Section 2.1
Opportunity	Section 9.13(c)
PFIC	Section 9.15
Participating Investor	Section 2.2
Purchase Agreement	Recitals
Remaining New Securities	Section 2.2
Removal Documents	Section 9.12(d)
Requesting Holders	Section 4.2
Right of Participation	Section 2.1
Series A Holders	Preamble
Series B Holders	Preamble
Share Transfer Agreement	Recitals
Subsidiary	Section 9.12(c)
Subsidiary Board	Section 9.12(c)
Underwriter’s Representative	Section 4.3(b)
U.S. Investor	Section 9.15
U.S. Person	Section 9.15
U.S. Shareholder	Section 9.15
Voting Agreement	Recitals
Quarterly Field Work Data	Section 9.2(d)
WFOEs	Section 9.12(a)

2.	New Securities; Right of Participation.

2.1	Right of Participation With Respect to New Securities. The Company grants to each Investor that, together with its Affiliates, either then holds at least 2% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares (As Adjusted, and calculated on an as-converted basis) or then holds at least 2% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares (As Adjusted, and calculated on an as-converted basis) (each, an “Investor Offeree”), the right of participation (the “Right of Participation”) to purchase up to its Pro Rata Share of any Securities that the Company may, from time to time, propose to sell or issue (“New Securities”). The Investor Offerees may purchase such New Securities on the same terms, at the same price, and at the same closing at which the Company proposes to issue or sell the New Securities.

2.2	Notice. If the Company proposes to issue or sell New Securities, it shall give each Investor Offeree written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue or sell the New Securities, the number which each Investor Offeree is entitled to purchase pursuant to its Right of Participation, and a statement that such Investor Offeree shall have 10 calendar days to respond to the Issuance Notice. Each Investor Offeree shall have 10 calendar days from the date of receipt of the Issuance Notice to exercise its Right of Participation (with respect to any amount up to its Pro Rata Share) for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company. If one or more Investor Offerees have not elected to purchase its entire Pro Rata Share within such 10-day period, the Company shall provide to each Investor Offeree that did elect to purchase its entire Pro Rata Share of New Securities (each, a “Fully-Participating Investor”), within 5 business days after such 10-day period ends, a schedule setting forth (i) the amount of New Securities subscribed for, (ii) the purchasers thereof (each a “Participating Investor”), and (iii) the number of New Securities subscribed for by each Participating Investor. Each Fully-Participating Investor shall thereafter have an additional 5 business day period to elect to purchase any or all of such New Securities offered to, but not subscribed for by, the other Investor Offerees (the “Remaining New Securities”), for the purchase price and upon the terms specified in the Issuance Notice, by giving written notice to the Company during such period and stating therein the number of such New Securities to be purchased; provided that if the Fully-Participating Investors desire to purchase in aggregate more than the Remaining New Securities, then the Remaining New Securities shall be allocated among the Fully-Participating Investors in proportion to their relative Pro Rata Share.

2.3	Sale of New Securities. The Company shall have 60 calendar days after the expiration of the periods specified in Section 2.2 to offer the portion of the New Securities not subscribed for by Participating Investors pursuant to Section 2.2 at a price and upon the terms no more favorable to the purchasers of the New Securities than those specified in the Issuance Notice. If the Company does not enter into a definitive, binding agreement for the sale of such portion of the New Securities within such period, or if such agreement is not consummated within 15 business days of the execution thereof, each Investor Offeree will be released from any exercise of its Right of Participation with respect to such New Securities as of the expiration of such period, the Right of Participation will be deemed to be revived with respect to such New Securities, and such New Securities will not be offered or sold unless first reoffered to the Investor Offerees pursuant to Section 2.1.

2.4	Exempt Issuances. The Right of Participation will not apply to New Securities issued (1) pursuant to the Purchase Agreement, (2) upon conversion of Preferred Shares; (3) to officers, directors, and employees of, and advisers and consultants to the Company pursuant to share purchase or share option plans or arrangements or other incentive share arrangements approved by the Board, but only up to 8,071,429 Common Shares (As Adjusted) in the aggregate, unless such amount is increased with the approval of the holders of a majority of the then outstanding Series A Preferred Shares and the holders of a majority of the then outstanding Series B Preferred Shares, each voting as a separate class; (4) in connection with a bona fide business acquisition by the Company, whether by amalgamation, merger, consolidation, purchase of assets or otherwise, or to corporate and strategic partners pursuant to agreements entered into by the Company primarily for non-equity financing purposes, or to lenders, real estate lessors, and equipment lessors pursuant to agreements entered into by the Company primarily for non-equity financing purposes, in any case only if approved by majority vote of the whole Board, and provided that the aggregate amount of Securities covered by this clause (4) may not exceed more than 3% of the Company’s then outstanding share capital (on a fully-diluted, as-converted basis) without the approval of the holders of a majority of the then outstanding Series A Preferred Shares and the holders of a majority of the then outstanding Series B Preferred Shares, each voting as a separate class; (5) in a Qualified IPO; (6) pursuant to a share bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement; (7) with respect to all of the Series A Holders, as specifically excluded from the Right of Participation by the vote or written consent of the holders of a majority of the then outstanding Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares; or (8) with respect to all of the Series B Holders, as specifically excluded from the Right of Participation by the vote or written consent of the holders of a majority of the then outstanding Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares.

2.5	Prohibited Issuances. Regardless of the foregoing, no New Securities may be offered or sold to a Competitor of the Company without the prior written consent of the Common Director and the prior written consent of the holders of a majority of the Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares.

3.	Registration Rights Generally. The Registration rights and covenants set forth in Sections 4 through 8 relate primarily to the Registration of securities in the United States. If the Company effects a Qualified IPO in a jurisdiction outside of the United States, the Investors agree for themselves and their transferees that the Company shall not be required to register the Registrable Securities under the Securities Act, but may instead (to the extent available) provide comparable Registration rights and covenants in the jurisdiction in which it made the Qualified IPO.

4.	Demand Registration.

4.1	Request for Registration on Form Other Than Form F-3. If the Company receives from Holders of at least 25% of the Registrable Securities then outstanding (the “Initiating Holders”), at any time beginning on the earlier of (1) August 9, 2009 (but only so long as a Call Right set forth in Section 4 of the Share Transfer Agreement is not being exercised) or (2) six months after the effective date of the Registration Statement pertaining to the Company’s initial underwritten public offering of the Common Shares filed with and declared effective by either the SEC under the Securities Act or another Governmental or Regulatory Authority for a Registration in a jurisdiction other than the United States, a written request that the Company effect any Registration, in any jurisdiction in which the Company has had a registered underwritten public offering (or, if the Company has not yet had a registered underwritten public offering, then such request may be to effect such Registration on the New York Stock Exchange, the NASDAQ National Market, the Hong Kong Stock Exchange Main Board, the Hong Kong Stock Exchange GEM, or any other internationally recognized exchange that is approved by the holders of at least two-thirds of the then outstanding Series A Preferred Shares and the holders of at least two-thirds of the then outstanding Series B Preferred Shares, each voting as a separate class), with respect to all or a part of the Registrable Securities on a form other than Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in such jurisdiction other than the United States), the reasonably anticipated aggregate price to the public of which would not be less than US$10,000,000 (before deduction of underwriting discounts and commissions), the Company shall (i) give prompt written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its reasonable best efforts to effect the Registration of the Registrable Securities specified in the request of the Initiating Holders, together with any Registrable Securities as are specified in a written request of such other Holders given within 15 business days after such written notice from the Company is delivered to such Holders. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 4.1 after the Company has effected two (2) Registrations pursuant to this Section 4.1; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 4.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 4.1.

4.2	Request for Registration on Form F-3. If Holders (the “Requesting Holders”) request that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States, in either case where the Company has had an underwritten public offering of Common Shares) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which would not be less than US$1,000,000 (before deduction of underwriting discounts and commissions), and the Company is entitled to use Form F-3 or a comparable form to Register the Registrable Securities, the Company shall (i) give prompt written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its reasonable best efforts to effect the Registration of the Registrable Securities specified in the requests of Requesting Holders, together with any Registrable Securities as are specified in a written request of such other Holders given within 15 business days after such written notice from the Company. The Company shall not be required to effect more than two Registrations pursuant to this Section 4.2 in any 12 month period; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 4.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute a Registration for purposes of this sentence.

4.3	Underwriting in Demand Registration.

(a)	Notice of Underwriting. If the Holders intend to distribute the Registrable Securities covered by their Registration pursuant to Section 4.1 or 4.2 by means of an underwriting, they shall so advise the Company as a part of their notice to the Company, and the Company shall include that information in the written notice to the other Holders. The right of any Holder to participate in any Registration pursuant to Section 4.1 or 4.2 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting.

(b)	Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their Registrable Securities through the underwriting) enter into an underwriting agreement in customary form with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered and agreed to by the Company, which agreement by the Company will not be unreasonably withheld or delayed.

(c)	Marketing Limitation in Demand Registration. If the Underwriter’s Representative advises the Holders that market factors (including, but not limited to, the aggregate number of Common Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten thereto, and the number of shares to be included in the Registration shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that the number of shares of Registrable Securities held by Holders to be included in such underwriting pursuant to Section 4.1 or 4.2 will not be reduced unless all other securities are first entirely excluded from the underwriting.

(d)	Right of Withdrawal in Demand Registration. If any Holder disapproves of the terms of the underwriting, that Holder may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Initiating Holders or Requesting Holders delivered at least five days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If securities are so withdrawn from the Registration, and if the number of securities to be included in such Registration was previously reduced as a result of marketing factors pursuant to Section 4.3(c), then the Company shall offer to all Holders who were so reduced the right to include additional Registrable Securities in the Registration in an aggregate amount equal to the number so withdrawn, with such securities to be allocated first among such Holders in proportion to the respective amounts of Registrable Securities reduced pursuant to Section 4.3(c).

4.4	Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to Section 4.1 or 4.2:

(a)	during the period starting with the date of filing by the Company of, and ending on a date one hundred eighty (180) days following the effective date of, a Registration Statement pertaining to a public offering of Common Shares whether for the account of the Company, or on behalf of selling shareholders under any other registration rights agreement; provided that the Holders are entitled to join such Registration pursuant to Section 5, unless such Registration is pursuant to a Rule 145 transaction or an offering solely to employees.

(b)	if the Company, within ten days of the receipt of the request of any Initiating Holder(s) or Requesting Holder(s), gives notice of its bona fide intention to effect the filing of a Registration Statement with the SEC (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) within 45 days of receipt of that request; provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective; provided further that the Holders are entitled to join such Registration pursuant to Section 5, unless such Registration is pursuant to a Rule 145 transaction or an offering solely to employees; or

(c)	if the Company furnishes to the Initiating Holders or the Requesting Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future.

In each of the above instances set forth in (b) or (c) above, the Company’s obligation to use its reasonable best efforts to file a Registration Statement in response to the Holders’ request therefor shall be deferred for a period not to exceed 90 days from the receipt of such request; provided that the Company shall not exercise the right contained in this

Section 4.4 more than once in any twelve month period; provided further, that, in the case of a Company delay pursuant to clause (c), during such 90-day period the Company shall not file a Registration Statement with respect to the public offering of securities of the Company.

4.5	Other Securities Laws in Demand Registration. Upon any Registration pursuant to this Section 4, the Company shall exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the applicable securities Laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities; provided that (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, if any jurisdiction in which the Registrable Securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Holders, the expenses shall be payable pro rata by the selling Holders according to the number of Registrable Securities sold by them under such Registration Statement.

4.6	Registration Rights For Holders of Common Shares. The Company may permit any holder of at least 20% of the Common Shares then outstanding (each, a “Common Holder”) to Register all or a portion of the Common Shares held by such Common Holder pursuant to a Registration Statement filed by the Company in accordance with this Section 4; provided that such Common Holder executes and delivers to the Company an agreement to be bound by the restrictions and limitations hereof related to such Registration; provided further that, if the Underwriter’s Representative limits the number of Registrable Securities to be included in such Registration pursuant to Section 4.3(c), then all Common Shares held by the Common Holders shall be excluded from such Registration first before any Registrable Securities held by any Holders are excluded from such Registration. By way of clarification but not limitation, the Common Holders will not be entitled to initiate any Registration pursuant to Section 4 nor participate in any decisions related to the selection of the underwriter, the withdrawal of such Registration, or other matters to be decided by the Holders related to such Registration.

5.	Piggyback Registration.

5.1	Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Common Shares (either for its own account or the account of anyone other than an Investor) in connection with a public offering of such Common Shares solely for cash (other than a registration in a Rule 145 transaction, pursuant to a Registration on Form F-4, or an offering solely to employees), the Company shall (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those Common Shares under applicable Blue Sky Laws or other securities Laws) and (b) include in that Registration (and any related qualification under Blue Sky Laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request delivered to the Company by any Holder within 15 business days after delivery of the written notice from the Company, subject to Section 5.2 hereof.

5.2	Underwriting, in Piggyback Registration.

(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice involves an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 5.1, and the right of any Holder to participate in the Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 5.2. All Holders proposing to distribute their Registrable Securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 5.

(b)	Marketing Limitation in Piggyback Registration. If the Underwriter’s Representative advises the Company and the Holders seeking Registration of Registrable Securities pursuant to this Section 5 in writing that market factors (including, but not limited to, the aggregate number of Common Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 5.2(c)) may:

(i)	in the case of the Company’s initial public offering, exclude all of the Registrable Securities proposed to be included in the Registration; and

(ii)	in the case of any Registered public offering subsequent to the Company’s initial public offering, limit the number of Registrable Securities to be included in the Registration and underwriting so that the number of Registrable Securities so included is not less than 30% (or such lesser amount as agreed to by the holders of a majority of the then outstanding Registrable Securities to be included in such Registration) of the aggregate securities included in the Registration.

(c)	Allocation of Shares in Piggyback Registration. No Registrable Securities held by a Holder shall be excluded from any Registration pursuant to this Section 5 unless all other Securities (other than Common Shares to be issued by the Company for its own account) are first entirely excluded from such Registration. If the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 5.2(b), the number of shares to be included in the Registration shall be allocated first among all Holders requesting and legally entitled to include securities in that Registration, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)	Termination. The Company shall have the right to terminate or withdraw any Registration under Section 5.1 prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration.

(f)	Registration Rights For Holders of Common Shares. The Company may permit any Common Holder to Register all or a portion of the Common Shares held by such Common Holder pursuant to a Registration Statement filed by the Company in accordance with this Section 5; provided that such Common Holder executes and delivers to the Company an agreement to be bound by the restrictions and limitations hereof related to such Registration; provided further that, if the Underwriter’s Representative limits the number of Registrable Securities to be included in such Registration pursuant to Section 5.2(c), then all Common Shares held by the Common Holders shall be excluded from such Registration first before any Registrable Securities held by any Holders are excluded from such Registration. By way of clarification but not limitation, the Common Holders will not be entitled to initiate any Registration pursuant to Section 5 nor participate in any decisions related to the selection of the underwriter, the withdrawal of such Registration, or other matters to be decided by the Holders related to such Registration.

6.	Other Agreements Related to Registration Rights.

6.1	Expenses of Registration. All Registration Expenses shall be borne by the Company; provided that (i) the excess fees and disbursements of one special counsel for all Holders not borne by the Company will be borne by the Holders that have included Registrable Securities in such Registration, pro rata based on the number of Registrable Securities so included, (ii) if a Registration request pursuant to Section 4 is subsequently withdrawn at the request of the Holders of a number of shares of Registrable Securities such that the remaining Holders requesting Registration would not have been able to request Registration under Section 4, such withdrawing Holders shall bear such Registration Expenses, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration under Section 4. The Holders shall bear and pay the underwriting commissions and discounts applicable to Registrable Securities offered for their account in connection with any Registrations pursuant to this Agreement.

6.2	Information Furnished by Holder. With respect to a Holder, it shall be a condition precedent of the Company’s obligations under Sections 4 and 5 that such Holder furnish to the Company information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such Registrable Securities by such Holder, as the Company may reasonably request.

6.3	Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees that, if the Company effects an initial public offering in the United States, it shall:

(a)	use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all reasonable action including the voluntary Registration of its Common Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)	use its reasonable best efforts to furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company) or of the Securities Act and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company as such Holder may reasonably request; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any securities without Registration or pursuant to that form.

6.4	Other Reports. For a Registration in a jurisdiction other than the United States, the Company shall take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of Section 6.3 above if needed to make available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities Laws.

6.5	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a two-thirds majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any Registration filed under Section 4 or 5 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included therein or (b) to initiate a demand Registration.

6.6	Lock-up. In connection with the Company’s Qualified IPO, each Holder, severally and not jointly, hereby agrees that such Holder shall not sell, pledge, hypothecate, hedge, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Securities of the Company without the prior written consent of the Company and any representative of the underwriter or underwriters selected for the underwriting of the Qualified IPO, for a period of time (not to exceed 180 days) following the effective date of the Registration Statement of the Company filed in connection with the Qualified IPO. The obligations of the Holders under this Section 6.6 shall be conditioned upon similar agreements being in effect with each officer, director, and holder of more than 1% of the fully-diluted, as-converted share capital of the Company. Each Holder hereby agrees to execute any lock-up agreement provided to the Holder containing substantially the terms of this Section 6.6.

6.7	Legend; Stop Transfer Instructions.

(a)	Each certificate evidencing Registrable Securities now or hereafter owned by any Holder shall be endorsed with the following legend:

“THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE HOLDER OF THE SECURITY, THE COMPANY AND CERTAIN MEMBERS OF THE COMPANY, CONTAINING TRANSFER AND OTHER RESTRICTIONS, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITY THE PERSON ACCEPTING SUCH SECURITY SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SAID AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

The Holders agree that the Company may impose (or instruct its agent to impose) transfer restrictions on the Registrable Securities evidenced by such certificates to enforce the provisions of this Agreement, and the Company agrees to do so promptly. The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed, such legend from any such certificate and will place, or cause to be placed, such legend on any new certificate issued to represent Registrable Securities theretofore represented by a certificate carrying such legend or otherwise subject to this Agreement. The legend shall be removed only upon termination of the restrictions on transfer and voting in accordance with the terms of this Agreement.

(b)	The Register of Members shall be endorsed with the following legend during the term of this Agreement:

“CERTAIN OF THE SECURITIES OF THE COMPANY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE HOLDER OF THE SECURITY, THE COMPANY AND CERTAIN MEMBERS OF THE COMPANY, CONTAINING TRANSFER AND OTHER RESTRICTIONS, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITY THE PERSON ACCEPTING SUCH SECURITY SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SAID AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

7.	Registration Procedures and Obligations of the Company. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	Prepare and file with the SEC (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for 120 days, or, if earlier, until the distribution thereunder has been completed;

(b)	Prepare and file with the SEC (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable Law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)	Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable Law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that are contained in such prospectus;

(d)	Use its reasonable best efforts to Register and qualify the Securities covered by the Registration Statement under such other securities or Blue Sky Laws of any other jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such states or jurisdictions;

(e)	Upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)	Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number (or corresponding identification as applicable) for all those Registrable Securities, in each case not later than the effective date of the Registration;

(h)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date such Registrable Securities are delivered to the underwriter for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the holders of a majority of the Registrable Securities Registered, and (ii) a letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the holders of a majority of the Registrable Securities Registered; and

(i)	Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.

8.	Indemnification in Registrations.

8.1	Company’s Indemnification of Holders. To the maximum extent permitted by applicable Law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, and each Person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter against all claims, losses, damages, liabilities, expenses, or actions in respect thereof to which they may become subject (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus or other document (including any Registration Statement), or amendment and supplement thereto incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of any rule or regulation under the Securities Act, Exchange Act, applicable Blue Sky Laws, or other applicable Laws in the jurisdiction other than the United States in which the Registration, qualification, or compliance occurred, applicable to the Company and relating to action or inaction required of the Company in connection with such Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each Person who controls any officers, directors, Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action (but not in excess of expenses incurred in respect of one counsel for all of them unless there is a potential conflict of interest of reasonable probability or an actual conflict of interest between any indemnified parties, in which case the indemnified parties may be represented by separate counsel); provided that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any claims for Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld or delayed); provided further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by a Holder, underwriter, or controlling Person and stated in writing to be for use in connection with the offering of securities of the Company; provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the Person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages.

8.2	Holder’s Indemnification of Company. To the maximum extent permitted by applicable Law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder selling securities in such Registration, each of its officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages which they may suffer that arise out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, preliminary or final prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky Laws, or other applicable Laws in the jurisdiction other than the United States in which such Registration, qualification, or compliance occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with such Registration, qualification, or compliance and shall reimburse the Company, those Holders, each of its directors, officers, each Person who controls the Company within the meaning of the Securities Act, and each other Holder, each of its officers, directors and constituent partners, and each Person controlling the other Holders for any legal and any other expenses reasonably incurred by such Person in connection with investigating or defending any claim, loss, damage, liability, or action (but not in excess of expenses incurred in respect of one counsel for all of them unless there is a potential conflict of interest of reasonable probability or an actual conflict of interest between any indemnified parties, in which case the indemnified parties may be represented by separate counsel), but in each case to the extent and only to the extent that such actions occur in reliance on and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such Registration; provided that, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or in the Final Prospectus, such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the Person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages; provided further that the indemnity contained in this Section 8.2 by a Holder shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld or delayed); provided further that no such settlement shall be effected without such Holder’s consent unless such settlement includes an unconditional release of such Holder from all liability arising out of such litigation, investigation, proceeding or claim; provided further that each Holder’s liability under this Section 8.2 shall not exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

8.3	Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld or delayed. The indemnified party shall have the right to participate at its own expense in the defense of any such action; provided that if either party reasonably determines that there may be a conflict between the position of the indemnified party and indemnifying party in conducting the defense of the action, suit, or proceeding, then counsel for that indemnified party shall be entitled, at the indemnifying party’s expense, to conduct the defense of that indemnified party to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 8.

8.4	Indemnification Unavailable. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damage, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the actions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 8.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.5	Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6	Survival of Obligations. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

9.	Covenants of the Company.

9.1	Inspection. Each Investor that, together with its Affiliates, either then holds at least 7.5% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares (As Adjusted, and calculated on an as-converted basis) or then holds at least 7.5% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares (As Adjusted, and calculated on an as-converted basis), or any authorized representative thereof, shall have the right to visit and inspect at its own expense the properties of the Company and its subsidiaries, including but not limited to its corporate and financial records, and to discuss its business, affairs, finances and accounts with officers of the Company and with officers of its subsidiaries during normal business hours following reasonable notice by such Investor to the Company (a copy of which notice will be provided by the Company to TiVo) and as often as may be reasonably requested; provided that such Investor (or its representative, as applicable) agrees to keep such information confidential; provided further that such Investor and its representatives may be excluded from access to any material, records or other information (i) if a majority of the whole Board determines, based on the advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, (ii) if a majority of the whole Board determines, in its reasonable discretion, that such exclusion is reasonably necessary to protect confidential or proprietary information, (iii) if such Investor is a Competitor of the Company, or (iv) if the Company is restricted from making such disclosure pursuant to a bona fide agreement with a third party.

9.2	Financial Statements and Other Information.

(a)	The Company shall deliver to each Investor that, together with its Affiliates, either then holds at least 3.8% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares (As Adjusted, and calculated on an as-converted basis) or then holds at least 3.8% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares (As Adjusted, and calculated on an as-converted basis):

(i)	within 60 calendar days after the end of each fiscal year of the Company, an audited consolidated balance sheet and statement of stockholders’ equity of the Company as at the end of such year and audited consolidated statements of income and of cash flows of the Company for such year, certified by the Company’s external auditors and accompanied by an auditor’s report, and prepared in accordance with the Accounting Standards, consistently applied in accordance with prior practice.

(ii)	within 45 calendar days after the end of each fiscal quarter, an unaudited consolidated balance sheet and statement of stockholders’ equity of the Company as at the end of such fiscal quarter and unaudited statements of income and of cash flows of the Company for such fiscal quarter accompanied by a certificate of the Chief Financial Officer of the Company (or, if there is no Chief Financial Officer, then the most senior accounting officer) stating that such statements have been prepared in accordance with the Accounting Standards, consistently applied in accordance with prior practice, and fairly present, in all material respects, the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby, except that the quarterly financial statements may not contain footnotes and are subject to normal year-end audit adjustments.

(b)	In addition to any requirements pursuant to clause (a), the Company shall deliver to each Investor that, together with its Affiliates, either then holds at least 7.5% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares (As Adjusted, and calculated on an as-converted basis) or then holds at least 7.5% of the aggregate number of Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares (As Adjusted, and calculated on an as-converted basis):

(i)	within 30 calendar days after the end of each month, an unaudited consolidated balance sheet and statement of stockholders’ equity of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month accompanied by a certificate of the Chief Financial Officer of the Company (or, if there is no Chief Financial Officer, then the most senior accounting officer) stating that such statements have been prepared in accordance with the Accounting Standards, consistently applied in accordance with prior practice, and fairly present, in all material respects, the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby, except that the monthly financial statements may not contain footnotes and are subject to normal year-end audit adjustments.

(ii)	as soon as available, but in any event at least 30 calendar days prior to commencement of each fiscal year, a budget and business plan for such fiscal year for the Company and its subsidiaries.

(c)	Anything in Section 9.2 to the contrary notwithstanding, no Investor who is also a Competitor of the Company shall, by reason of this Agreement, have access to any trade secrets, proprietary information or competitively sensitive information of the Company.

(d)	In addition to the other rights provided herein:

(i)	The Company shall deliver to TiVo, promptly after the Company’s auditors have substantially completed their field work with respect to a fiscal year, an audited consolidated balance sheet and statement of stockholders’ equity of the Company as at the end of such fiscal year and audited consolidated statements of income and of cash flows of the Company for such year, prepared in accordance with the Accounting Standards, consistently applied in accordance with prior practice (such audited financial statements, collectively, the “Annual Field Work Data”). The Company shall use its reasonable best efforts to cause the Annual Field Work Data to be delivered to TiVo within 30 calendar days of the end of such fiscal year, but if, despite using such reasonable best efforts, the Company is unable to so deliver the Annual Field Work Data, the Company shall deliver to TiVo its best estimate of the Annual Field Work Data on the 30th calendar day after the end of such fiscal year.

(ii)	The Company shall deliver to TiVo, promptly after the Company’s auditors have substantially completed their field work with respect to a fiscal quarter, an unaudited consolidated balance sheet and statement of stockholders’ equity of the Company as at the end of such fiscal year and unaudited consolidated statements of income and of cash flows of the Company for such quarter, prepared in accordance with the Accounting Standards, consistently applied in accordance with prior practice (such unaudited financial statements, collectively, the “Quarterly Field Work Data”). The Company shall use its reasonable best efforts to cause such Quarterly Field Work Data to be delivered to TiVo within 30 calendar days of the end of such fiscal quarter, but if, despite using such reasonable best efforts, the Company is unable to so deliver such Quarterly Field Work Data, the Company shall deliver to TiVo its best estimate of such Quarterly Field Work Data on the 30th calendar day after the end of such fiscal quarter.

(iii)	During the period beginning with the end of each of the Company’s fiscal quarters until the delivery of the consolidated financial statements pursuant to Section 9.2(a)(i) or 9.2(a)(ii), as applicable, the Company’s principal financial officer and principal accounting officer will consult regularly and cooperate with TiVo’s Corporate Controller and keep TiVo’s Corporate Controller apprised of any material assumptions, estimates, uncertainties, changes, and other information related to the information to be included in such consolidated financial statements.

(iv)	If at any time or from time to time the Company fails to deliver the Annual Field Work Data for a given fiscal year within 30 calendar days of the end of such fiscal year, or fails to deliver the Quarterly Field Work Data for a given fiscal quarter within 30 calendar days of the end of such fiscal quarter, TiVo, in its sole discretion, will be immediately entitled to establish, maintain, and manage the Controls in its reasonable discretion until such time as the Company timely delivers its next Annual Field Work Data or Quarterly Field Work Data pursuant to Section 9.2(d)(i) or 9.2(d)(ii) (the “Financial Controls Maintenance Right”). The Company will use its reasonable best efforts to cause its personnel and its auditors to fully cooperate with TiVo in connection with its exercise of the Financial Controls Maintenance Right and will make available all of its books, records, accounts, procedures, know-how, software, and systems in connection therewith. The Company will bear its own costs and expenses and will reimburse TiVo for all of TiVo’s out-of-pocket costs and expenses as well as a reasonable allocation of the personnel allocated by TiVo in connection with the exercise of the Financial Controls Maintenance Right. If TiVo exercises its Financial Controls Maintenance Right, TiVo will use its reasonable best efforts to assist the Company to timely deliver its next Annual Field Work Data or Quarterly Field Work Data pursuant to Section 9.2(d)(i) or 9.2(d)(ii).

(e)	Each Investor hereby agrees to hold in confidence and not to misuse or disclose any confidential information provided pursuant to Sections 9.1 and 9.2; provided that an Investor shall be permitted to disclose the foregoing (a) to such party’s investors, investment bankers, accountants, legal counsel, and bona fide prospective investors and lenders, in each case only where such Persons are under strict non-disclosure and non-misuse obligations imposed by agreement or applicable Law, (b) to the limited extent required by applicable Law in which case reasonable best efforts to consult with TiVo and the Company will be made prior to any such disclosure to enable either to seek a protective order or otherwise prevent such disclosure, or (c) to the extent such information is already in the public domain through no fault of the Investor making such disclosure (with all Investors that are Affiliates of each other deemed a single party for purposes hereof); provided that if the Board determines in good-faith that such information is not in the public domain and gives written notice thereof to the Investors, then such information will be deemed not in the public domain.

9.3	Insurance. The Company shall procure and maintain in effect, policies of workers’ compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by companies of similar size, in a similar line of business, engaged in international operations, and with operations in the PRC.

9.4	Inventions and Proprietary Information Agreements. Unless otherwise determined by the Board, the Company shall require all employees and consultants now or hereafter employed or retained by the Company or any of its subsidiaries to enter into an inventions and proprietary information agreement requiring such Persons to protect and keep confidential the Company’s and its subsidiaries’ confidential information, intellectual property and trade secrets, prohibiting such Persons from competing with the Company and its subsidiaries during their tenure with the Company, prohibiting such Persons from soliciting the employees and consultants of the Company and its subsidiaries for a reasonable time after their tenure with the Company, and requiring such Persons to assign all ownership rights in their work product to the Company and/or its subsidiaries to the maximum extent permitted by applicable Law.

9.5	Employee and Consultant Shares and Options. Except as otherwise approved in writing by TiVo, the Company shall cause all future officers, directors, and employees of, and consultants to, the Company and its subsidiaries who purchase, or receive options to purchase, Common Shares to become subject to the Share Transfer Agreement (and to execute and deliver a Joinder Agreement thereto) and to become subject to an agreement providing for termination of unvested options and providing for a right of repurchase at cost in favor of the Company of unvested Shares, in either case upon termination of the employment or other services relationship. In addition, except as otherwise approved in writing by TiVo, the Company will require each Cost Sharing Person that purchases or otherwise receives Common Shares or other shares of equity of the Company that are subject to vesting or a right of repurchase to agree to make, as a condition to such purchase or receipt, a proper, timely and irrevocable election under Section 83(b) of the Code with respect to all of such shares, and the Company will require each Cost Sharing Person who receives options or other rights to purchase Common Shares or other shares of equity of the Company that are subject to vesting or a right of repurchase to agree to exercise, as a condition to the receipt of the option or other right, all such options or rights promptly after receipt thereof and to agree to make a proper, timely and irrevocable election under Section 83(b) of the Code with respect to all of the shares that such Cost Sharing Person receives upon exercise thereof. For purposes hereof, “Cost Sharing Persons” means all Persons, including all officers, directors, and employees of and consultants to the Company and its subsidiaries, whose compensation is included in the Shared Research Costs (as such term is defined under the Cost Sharing Agreement attached as Exhibit V to the License Agreement).

9.6	Board Meetings. The Board shall hold no less than one meeting during each calendar quarter. The Company will promptly reimburse each Director and each Observer that participates in or attends the Board and/or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including without limitation round-trip travel and lodging and/or long-distance telephone charges.

9.7	Board Committees; Compensation Committee. The Series B Directors and the Series A Directors will serve as members on all committees of the Board, unless, with respect to a particular committee, any such Series B Director or Series A Director declines such service. Regardless of the foregoing, the Compensation Committee of the Board will be comprised of one Series A Director (unless such Director declines such service) and one Series B Director (unless such Director declines such service), and the Compensation Committee will not be comprised of any other Directors without the approval of the holders of a majority of the then outstanding Series A Preferred Shares and the holders of a majority of the then outstanding Series B Preferred Shares, each voting as a separate class. The hiring of all employees of the Company and its subsidiaries (and the cash and equity compensation thereof) and the engagement of all advisors and consultants to the Company and its subsidiaries (and the cash and equity compensation thereof) will be subject to the prior approval of the Compensation Committee; provided that the Compensation Committee will establish compensation guidelines for the Company’s non-executive employees (e.g. any employee below the position of Vice President (or a substantially similar position)), and the Company may hire such employees without the specific approval of the Compensation Committee or the Board in accordance with such guidelines and in accordance with the Company’s annual business plan and budget approved pursuant to Section 11.5.

9.8	Non-Solicitation. Except as otherwise approved in writing by the other, neither TiVo (or its controlled Affiliates), on the one hand, nor the Company (or its controlled Affiliates), on the other hand, will solicit for employment or for the rendering of any other services (consulting or otherwise) any employees, officers or consultants of the other party or its Affiliates; provided that neither party is prohibited from employing any employee or consultant who makes contact with the hiring party on his or her own initiative and without any solicitation by the hiring party or any of its employees, consultants, officers, agents other representatives or controlled Affiliates (other than a general solicitation for employment not directed at the other party or any of its Affiliates or at any particular person or group of persons).

9.9	Directors Indemnification; Insurance. The Articles shall at all times provide for the indemnification of the Directors and their Affiliates to the maximum extent provided by the Law of the jurisdiction in which the Company is organized. At the request of a Director, the Company will promptly enter into an indemnification agreement with such Director on customary terms and conditions covering such Director and such Director’s Affiliates. The Company shall obtain and pay for (subject to a reasonable annual premium) directors’ and officers’ insurance covering each of its Directors and officers.

9.10	Accounting. The Company will maintain the books and records of the Company and its subsidiaries and will prepare its and their unaudited and audited financial statements, in accordance with the Accounting Standards.

9.11	Use of Proceeds. Except as otherwise approved by the Board, the Company will use all proceeds received pursuant to the Purchase Agreement to fund the general working capital requirements of the Company.

9.12	WFOEs and other Subsidiaries.

(a)	As soon as reasonably practicable following the date hereof, the Company shall take all necessary actions to form (the “Formation”) one or more wholly foreign owned enterprises under the Laws of the PRC (collectively, the “WFOEs”), including, but not limited to, obtaining (i) the approval of the Ministry of Commerce of the PRC or its relevant local branches and (ii) business licenses issued by the State Administration of Industry and Commerce of the PRC or its relevant local branches. The Company shall consult with TiVo in connection with all material aspects of the Formation and shall promptly provide TiVo with copies of all correspondence related to the Formation.

(b)	All documents, filings and materials to be submitted to a Governmental or Regulatory Authority in connection with the establishment of the WFOEs, including the Articles of Association and other charter documents to be adopted by the WFOEs, shall be subject to the review and approval by TiVo.

(c)	The Company shall cause each WFOE and each other wholly-owned subsidiary of the Company (each WFOE and each other wholly-owned subsidiary, a “Subsidiary”) to have a board of directors (each, a “Subsidiary Board”) as its governing and managing body. The authorized size of each Subsidiary Board shall be the exact same as the authorized size of the Board as determined pursuant to Article 48 of the Articles, and the members of each Subsidiary Board shall be designated in the exact same manner as the members of the Board are designated pursuant to Article 48 of the Articles. The Company shall vote or caused to be voted, at each annual or special meeting of the shareholders or members of each Subsidiary at which directors are to be elected, in favor of, or shall take all actions by written resolution in lieu of any such meeting, as necessary to cause the election or re-election as members of the Subsidiary Boards, and during such period to continue in office, the directors designated pursuant to the immediately preceding sentence.

(d)	Concurrently with the appointment of the legal representative of each WFOE, including the first appointment, the Company shall cause its representatives on the WFOE Board (and, thereafter, their successors and replacements) to in advance pass a resolution approving the removal of such legal representative and shall in advance prepare and execute any such forms, letters, certificates, instruments and documents necessary or reasonable to effect such removal (collectively, the “Removal Documents”), which shall be retained by the Company. Upon the resignation or removal of the legal representative as chairman of the board of the WFOE, the Company shall take, or cause to be taken, all such actions and shall execute and deliver all such Removal Documents as are necessary or reasonable to remove such individual as the legal representative.

(e)	The Company shall use its reasonable best efforts to cause the Subsidiaries to comply in all material respects with all applicable Laws.

9.13	Business Scope Restrictions.

(a)	DVR Products and DVR Services. Before the Qualified IPO, the Company shall not, and shall not permit any of its subsidiaries to, Market any (1) DVR Product (unless such DVR Product supports TiVo’s DVR Service and no other DVR Service) or (2) DVR Service in any of (i) the United States of America, (ii) any TiVo Jurisdiction or (iii) any TiVo Planned Jurisdiction.

(b)	NRE and Other Services. Before the Qualified IPO, the Company shall not, and shall not permit any of its subsidiaries to, and shall not retain or cause any independent contractor or other third party to, render any services (whether or not for consideration, for barter, at a loss, or otherwise) in support of any activities prohibited by this Section 9.13 or prohibited by the License Agreement.

(c)	Right to Waive. The Company may deliver a written request to TiVo certifying that the Company has a bona fide, good-faith, commercially-viable interest in Marketing a DVR Product or DVR Service that is otherwise prohibited by Section 9.13(a) or 9.13(b) (an “Opportunity”). Such notice shall constitute an irrevocable offer of such Opportunity to TiVo, and TiVo may, in its sole discretion, (i) accept and pursue such Opportunity for its own account, (ii) waive any applicable restriction in this Section 9.13 in order to permit the Company to pursue such Opportunity, or (iii) prohibit the Company from pursuing such Opportunity, in which case the Company shall be prohibited from pursuing such Opportunity.

(d)	Notwithstanding anything herein to the contrary, the Company may Market Non-DVR Services and Non-DVR Products anywhere in the world, and the Company may Market in a TiVo Jurisdiction DVR Products that support both the TiVo DVR Service and other Non-DVR Services even if such Non-DVR Services are not TiVo’s services.

(e)	Subject to the limitations set forth in Sections 9.13(a), 9.13(b), 9.13(c) and 9.13(d) and subject to the License Agreement, the Company may offer (i) DVR Products, (ii) DVR Services and (iii) any services (including engaging in non-recurring engineering projects), anywhere in the world.

(f)	Notwithstanding anything to the contrary in this Section 9.13, if 15 months after the date the Company delivers a written request to TiVo with respect to a TiVo Planned Jurisdiction in accordance with Section 9.13(c) none of TiVo, the TiVo subsidiaries, and the TiVo Licensees have deployed a DVR Service or a DVR Product in such TiVo Planned Jurisdiction, then the Company may Market in such TiVo Planned Jurisdiction a DVR Product and DVR Service that is otherwise prohibited by Section 9.13(a) or 9.13(b); provided that the Company will be prohibited from so Marketing such DVR Products and DVR Services in such jurisdiction, and will again be subject to the restrictions set forth in this Section 9.13 with respect thereto, if the Company fails to deploy such a DVR Product or DVR Service in such jurisdiction within 15 months from the earlier of (1) the date that the Company is so permitted to do so pursuant to this clause (f) and (2) the date that TiVo agrees to allow the Company to Market such a DVR Product and DVR Service in such jurisdiction.

(g)	Definitions. For purposes of this Section 9.13:

“Market” means offer, provide, sell, market, promote, render, or distribute.

“Non-DVR Product” shall mean any product that is not a DVR Product.

“Non-DVR Service” shall mean any service that is not a DVR Service.

“DVR Product” means (a) any product (including software, devices, or components) that has the ability to record, on any media, and playback any video programming content (whether or not accompanied by sound) where such content is delivered to such product by terrestrial broadcast, satellite, cable, internet, or other data transmission methods, or any other method whether now in existence or which comes into existence in the future and (b) any product (including software, devices, or components) which do not contain all of the elements listed above under (a), but which has no substantial intended use except as an integral part of a system that has all of the elements listed above under (a). By way of clarification but not limitation, a DVR Product may be a standalone product or part of a larger product.

“DVR Service” means any service or applications software features for recording, on any media, and playing back any video programming content (whether or not accompanied by sound) where such content is delivered to such product by terrestrial broadcast, satellite, cable, internet, or other data transmission methods, or any other method whether now in existence or which comes into existence in the future (including but not limited to (1) providing electronic programming guide data, (2) selling advertising into DVR Products or DVR Services and (3) selling aggregate customer viewing patterns), whether any of the above are provided for a fee or for free.

“TiVo Jurisdiction” means any country, province, state, county, city, or other territory (other than Greater China, as such term is defined in the License Agreement) in which TiVo, a TiVo subsidiary, or a TiVo Licensee then [*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“TiVo Licensee” means any Person that licenses any or all of the Licensed Technology, as such term is defined in the License Agreement.

“TiVo Planned Jurisdiction” means any country, province, state, county, city, or other territory (other than Greater China, as such term is defined in the License Agreement) in which TiVo, a TiVo subsidiary, or a TiVo Licensee has [*]

9.14	Foreign Corrupt Practices Act; Advisors.

(a)	The Company shall not (and shall not permit any of its Affiliates to) employ, retain or otherwise engage any consultant, advisor, employee, agent, or other service provider (each, an “Advisor”) who will, or is expected to, or does (i) obtain, maintain or otherwise conduct business on behalf of the Company or any of its subsidiaries with any Governmental or Regulatory Authority, any foreign official, any foreign political party or any official thereof, any foreign political candidate, any officers of a public international organization, or any officer or employee of a PRC state-owned enterprise (collectively, “Foreign Officials”), (ii) assist the Company or any of its subsidiaries in obtaining approvals, permits, orders, and other licenses from any Foreign Official, or (iii) otherwise interact on behalf of the Company or any of its subsidiaries with any Foreign Official without the prior written agreement of TiVo, which will not be unreasonably withheld or delayed, and the Company shall require (and shall cause each of its Affiliates to require) each Advisor to sign an agreement with the Company in form and substance reasonably acceptable to TiVo (which agreement shall require such Advisor to acknowledge and agree to comply fully with the United States Foreign Corrupt Practices Act, as amended, and any other similar, applicable Laws) prior to being employed, retained or otherwise engaged by the Company or any of its Affiliates in any capacity.

(b)	The Company shall not (and shall not permit any of its Affiliates to) employ, retain or otherwise engage any Advisor who is an employee of a Governmental or Regulatory Authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise.

(c)	The Company shall, and shall cause its subsidiaries (including but not limited to the WFOEs) to, comply with the United States Foreign Corrupt Practices Act, as amended.

9.15	Tax Matters. The Company shall and shall cause its subsidiaries to (i) keep books and records that comply with Section 964 and related provisions of the Code and (ii) make promptly available to each U.S. Investor such books and records and any and all other

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

information such U.S. Investor may reasonably request for purposes of permitting such U.S. Investor to comply (or assist any of its owners that is a U.S. Person to comply) with reporting and other tax obligations and to make (or enable any of its owners that is a U.S. Person to make) any tax elections in connection with its investment in the Company. The Company shall (1) determine within 30 calendar days of the end of each taxable year whether the Company and each of the entities in which the Company owns or proposes to acquire an equity interest (directly or indirectly) is or may become a passive foreign investment company, as defined in the Code (“PFIC”) or is or may be classified as a partnership or branch for US federal income tax purposes, (2) promptly provide each U.S. Investor with written notice (along with supporting analysis) if it or any of its subsidiaries becomes a PFIC, or a foreign personal holding company, as defined in the Code (“FPHC”), in such year, and (3) provide such information as each U.S. Investor may reasonably request to permit such shareholder to elect to treat the Company and/or any such entity as a “qualified electing fund” (within the meaning of Section 1295 of the Code) for US federal income tax purposes. The Company also agrees to obtain and provide reasonably promptly upon a U.S. Investor’s request any and all other information deemed necessary by such U.S. Investor to comply with the provisions of this covenant. The Company shall consult regularly with TiVo and use commercially reasonable efforts (including but not limited to making U.S. tax entity elections for it or any of its subsidiaries and structuring intercompany and other transactions) to minimize (A) the amount of income that may be taxable to TiVo or to any other U.S. Shareholder under Subpart F of the Code and (B) adverse U.S. tax consequences to any U.S. Investor (or to any of its owners that is a U.S. Person) of being or becoming a direct or indirect shareholder in a PFIC or FPHC if the Company or any of its subsidiaries is a PFIC or FPHC. For purposes of this section, “U.S. Investor” means (i) each member of the Company that is a U.S. Person and (ii) each member of the Company that is an entity treated as a foreign partnership for U.S. tax purposes, one or more of the partners of which are U.S. Persons (including, for the avoidance of doubt, SB Asia Infrastructure Fund, L.P.), “U.S. Person” means each person described in Section 7701(a)(30) of the Code, and “U.S. Shareholder” means each member of the Company described in Section 951(b) of the Code with respect to the Company or any of its subsidiaries.

9.16	Litigation. Until the Qualified IPO, so long as TiVo Intl II or an Affiliate [*], the Company shall not (and shall not permit its subsidiaries to), without the written consent of TiVo Intl II, initiate any formal litigation or arbitration proceedings, or settle any such litigation or arbitration proceedings, (i) for an amount exceeding [*], (ii) that is [*], or (iii) that is [*] provided that, with respect to litigation or arbitration proceedings that fall within clause (ii) but not clause (i) or clause (iii), TiVo Intl II will not unreasonably withhold or delay the giving of its consent.

9.17	Further Assurances. The parties agree to use their reasonable best efforts to ensure that the rights granted under this Agreement are effective and that the parties hereto enjoy the benefits thereof. The parties will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by such party, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or reasonably requested by the Person(s) in order to protect the rights of the parties hereunder against impairment.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.18	Fiscal Year. The Company’s fiscal year will end on December 31 and, without the prior written consent of TiVo, the Company will not change its fiscal year.

9.19	Controls. If and for so long as the Company is a consolidated entity of TiVo, the Company will, at the request of TiVo, (i) establish and maintain Controls as requested by TiVo from time to time (A) so that all material information relating to the Company and its subsidiaries is made known to TiVo and its auditors and (B) to provide reasonable assurance to TiVo regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Accounting Standards, and (ii) cause TiVo and its auditors to have complete access at reasonable times to the books, records, and other relevant materials of the Company and its subsidiaries, as well as complete access and cooperation at reasonable times from personnel of the Company and its subsidiaries, in order to evaluate (A) the effectiveness of the Controls, (B) all changes in the Controls that have materially affected, or are reasonably likely to affect, the Company’s or any of its subsidiaries’ internal control over financial reporting, (C) all significant deficiencies and material weaknesses in the design or operation of the Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (D) all fraud, whether or not material, that involves management or other employees who have a significant role in the Controls. In connection with the Company’s and its subsidiaries’ compliance with this Section 9.19, TiVo agrees to (1) reimburse the Company for all out-of-pocket costs and expenses incurred by the Company and its subsidiaries in excess of US$100,000 in any fiscal year of the Company and (2) commit adequate internal resources to assist the Company in specifying the design and method of implementation of the Controls.

9.20	Reporting, Disclosure and Other Obligations. The Company will reasonably cooperate with TiVo (including making information about the Company and its subsidiaries available to TiVo) to permit TiVo to satisfy the requirements imposed on it, if any, and to permit TiVo to make any required certifications, under the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002, applicable stock exchange rules, and the rules and regulations promulgated under each of the foregoing, in each case as amended or succeeded and as then in effect, with respect to the Company and its subsidiaries. It is agreed and acknowledged that TiVo may be required to publicly disclose financial and other information related to the Company and its subsidiaries pursuant to such laws, rules, and regulations, and any such disclosure by TiVo will be deemed exempt from TiVo’s obligations under Section 9.2(e) and Section 14 hereof; provided that TiVo will use its reasonable best efforts to limit, to the extent required by law as advised by counsel, any such disclosure of confidential information regarding the Company or its subsidiaries and will use its reasonable best efforts to provide to the Company a copy of such disclosure to the extent it relates to the Company or any of its subsidiaries at least 48 hours before the public release of such disclosure. The Company will use its reasonable best efforts to cause its auditors to consent to the incorporation by reference of the audit report referred to in Section 9.1(a)(i) in TiVo’s filings under the Securities Act and under the Exchange Act.

10.	Covenants of the Investors.

10.1	Qualified IPO. If a majority of the whole Board approves in good faith a Qualified IPO that the Company reasonably believes is likely to be consummated, each Investor, severally and not jointly, will use all reasonable efforts to take all reasonable and necessary actions to consummate the Qualified IPO, at the Company’s sole cost and expense, including but not limited to the approval of an amendment of the Articles (which amendment of the Articles will provide that TiVo will be entitled to designate one director on the Board so long as the License Agreement has not been terminated),, with the effectiveness of such actions to be made concurrent with the closing of the Qualified IPO; provided that the foregoing shall not mean that such Investor’s designees on the Board of Directors are required to vote in favor of the Qualified IPO and shall not be deemed to require a member of the Board of Directors to vote in any particular way on any matter and is not intended to influence any vote of the Board of Directors.

10.2	Support of Company Covenants. Each Investor, severally and not jointly, agrees to use its reasonable best efforts to cause the Company to satisfy all of its agreements, obligations and covenants under this Agreement, under the Share Transfer Agreement, and under the Voting Agreement. By way of clarification but not limitation, the provisions of Section 15.12 and Section 15.13 hereof, and the rights and remedies provided thereunder, will apply in the event of any breach of this Section 10.2. No Investor will be liable for monetary damages pursuant to this Section 10.2 in excess of an amount equal to such Investor’s then aggregate capital contributions to the Company.

10.3	No Control. If the Company is aware that any action of the Company or its Affiliates (including but not limited to the issuance or repurchase of Securities, the altering of powers, preferences, rights or restrictions applicable to any class or series of share capital, or any other amendment or repeal of any provision of the Articles) would have the effect of causing TiVo together with its Affiliates to (i) own fifty percent (50%) or more of the total voting power of all outstanding Shares of the Company on an as-converted basis or (ii) otherwise control the Company or any of its assets, then the Company will give reasonable prior notice to TiVo so that TiVo may consider the consequences of such action; provided, however, that in any event if TiVo requests that the Company take alternative action to avoid such consequences, then the Company shall use its reasonable best efforts to effect such request and shall cooperate in good faith with TiVo in examining such alternative actions.

10.4	TiVo. TiVo agrees to cause TiVo Intl II to comply with its obligations under this Agreement.

11.	Investor and Board Voting Requirements.

11.1	Series A and Series B Protective Provisions. Other than in connection with (and conditioned on the effectiveness of) a Qualified IPO, the Company shall not (and shall not permit its subsidiaries to), without the written consent of the holders of a majority of the then outstanding Series A Preferred Shares (so long as at least 50% of the originally issued Series A Preferred Shares remain outstanding, As Adjusted) and the holders of a majority of the then outstanding Series B Preferred Shares (so long as at least 50% of the originally issued Series B Preferred Shares remain outstanding, As Adjusted), each voting as a separate class:

(a)	amend or waive any provision of the Articles or any similar governance or charter document;

(b)	increase or decrease the size of its board of directors or similar governing body;

(c)	sell, transfer, pledge, encumber or otherwise dispose of any ownership interest of any subsidiary;

(d)	engage in any transaction with an Affiliate of the Company, other than a transaction with a wholly owned subsidiary of the Company;

(e)	make any material tax election under any applicable Law, including but not limited to any entity classification election;

(f)	authorize, create, issue or sell (whether by amendment to the Company’s Memorandum of Association or Articles of Association, by contract, or otherwise) any share capital or other equity of the Company (including but not limited to any security convertible into or exercisable for any equity security of the Company) senior to or on a parity with the Series A Preferred Shares and/or the Series B Preferred Shares, or that has redemption rights, or amend any existing class or series of share capital of the Company in such a manner as to make it senior to or on parity with the Series A Preferred Shares and/or the Series B Preferred Shares;

(g)	declare or make any dividend or other distribution on, or payment in respect of, any shares of the Company (including but not limited to the redemption, repurchase or other acquisition of any shares), or set aside a sinking fund for such purpose, or otherwise apply any assets of the Company thereto (other than (i) a redemption effective as part of the conversion process undertaken pursuant to Article 6A(ii)(4)(c) of the Articles, (ii) a redemption on a Liquidation Event pursuant to Article 6A(ii)(2)(a) of the Articles, and (iii) repurchases of shares at their original issue price pursuant to agreements giving the Company the right to repurchase such shares at cost upon the holder of such shares ceasing to provide services to the Company);

(h)	effect any Liquidation Event (as defined in the Articles); or

(i)	agree or commit to any of the foregoing.

11.2	Series A Protective Provisions. The Company shall not without the written consent of the holders of a majority of the Series A Preferred Shares then outstanding (a) increase or decrease the authorized number of Series A Preferred Shares or (b) alter or change (whether or not by amalgamation, merger, consolidation or otherwise) the rights, preferences or privileges of the Series A Preferred Shares.

11.3	Series B Protective Provisions. The Company shall not without the written consent of the holders of a majority of the Series B Preferred Shares then outstanding (a) increase or decrease the authorized number of Series B Preferred Shares or (b) alter or change (whether or not by amalgamation, merger, consolidation or otherwise) the rights, preferences or privileges of the Series B Preferred Shares.

11.4	Unanimous Board Approvals. Other than in connection with (and conditioned on the effectiveness of) a Qualified IPO, the Company shall not, without the approval of all of the Directors of the Board, (a) declare or make any dividend or other distribution on, or payment in respect of, any shares of the Company (including but not limited to the redemption, repurchase or other acquisition of any shares), or set aside a sinking fund for such purpose, or otherwise apply any assets of the Company thereto (other than (i) a redemption effective as part of the conversion process undertaken pursuant to Article 6A(ii)(4)(c) of the Articles, (ii) a redemption on a Liquidation Event pursuant to Article 6A(ii)(2)(a) of the Articles, and (iii) repurchases of shares at their original issue price pursuant to agreements giving the Company the right to repurchase such shares at cost upon the holder of such shares ceasing to provide services to the Company) or (b) reduce the size of the Board.

11.5	Supermajority Board Approvals. Other than in connection with (and conditioned on the effectiveness of) a Qualified IPO, the Company shall not (and shall not permit its subsidiaries to), without the approval of a majority of the whole Board, provided that such majority includes at least one Series A Director and one Series B Director:

(a)	change its auditors or primary corporate or intellectual property legal counsel;

(b)	materially deviate from the Company’s then current line of business or approve or extend or materially deviate from or modify the Company’s then current annual business plan and budget;

(c)	make any investment in any partnership, consortium, joint venture or other enterprise for an amount exceeding [*] (or such greater amount contemplated by the then current annual business plan and budget approved pursuant to clause (b) above)or in any partnership, consortium, joint venture or other enterprise material to the intellectual property rights of the Company or the Series B Preferred Shares;

(d)	incur notes, bonds, debentures, indentures, or other indebtedness for borrowed money in excess of [*] individually or in the aggregate (or such greater amount (1) approved by a majority of the whole Board including at least one Series A Director and one Series B Director and one Common Director or (2) contemplated by the then current annual business plan and budget approved pursuant to clause (b) above);

(e)	guarantee any third-party obligation;

(f)	incur annual capital expenses in excess of [*] (or such greater amount (1) approved by a majority of the whole Board including at least one Series A Director and one Series B Director and one Common Director or (2) contemplated by the then current annual business plan and budget approved pursuant to clause (b) above);

(g)	purchase or sell or pledge assets (including accounts receivable) through one or a series of related transactions with book or fair market value in excess of [*] individually or in the cumulative aggregate (or such greater amount (1) approved by a majority of the whole Board including at least one Series A Director, one Series B Director and one Common Director or (2) contemplated by the then current annual business plan and budget approved pursuant to clause (b) above); provided that, this clause (g) shall not apply to any

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sale/lease-back transactions by the Company of its equipment; provided further that this clause (g) shall not apply to the sale of assets in the ordinary course of the Company’s business;

(h)	sell, transfer or dispose of any intellectual property rights (provided that a license in the ordinary course of the Company’s business will not constitute a sale, transfer or disposition); or

(i)	agree or commit to any of the foregoing.

11.6	Majority Board Approval. The Company shall not, without the approval of a majority of the whole Board:

(a)	consummate a Qualified IPO;

(b)	authorize, create, issue or sell (whether by amendment to the Company’s Memorandum of Association or Articles of Association, by contract, or otherwise) any share capital or other equity of the Company (including but not limited to any security convertible into or exercisable for any equity security of the Company);

(c)	remove any executive officer; or

(d)	agree or commit to any of the foregoing.

12.	Assignment. This Agreement, and the rights and obligations of an Investor hereunder, may be transferred or assigned by such Investor only to a Person to which Shares of the Company are properly transferred by such Investor pursuant to the Share Transfer Agreement, but only to the extent of such transfer, and provided that such Person executes and delivers to the Company a Joinder Agreement in the form of Exhibit A agreeing to become a party to this Agreement and bound by its terms and conditions. Except as otherwise provided herein, this Agreement and the rights and obligations of a party hereunder shall inure to the benefit of, and be binding upon, such party and its permitted transferees, successors, assigns, heirs, legatees, distributes and transferees by operation of law, whether or not such person has become a party to this Agreement or has agreed in writing to join herein. Upon the effectiveness of any permitted transfer, Schedule 1 attached hereto will be updated to reflect the then-current list of parties that hold Series A Preferred Shares and/or Common Shares issuable upon conversion thereof, Schedule 2 attached hereto will be updated to reflect the then-current list of parties that hold Series B Preferred Shares and/or Common Shares issuable upon conversion thereof, and the permitted transferee shall be deemed a Series A Holder or Series B Holder, as applicable, under this Agreement. In addition to the foregoing restrictions, the Registration rights under Sections 4 and 5 may be assigned by any Holder only to (a) a transferee or assignee who, giving effect to such transfer or assignment, will hold Registrable Securities representing at least 5% of the total outstanding Shares of the Company on an as-converted basis (As Adjusted) and (b) an Affiliate of such transferring Holder.

13.	Termination of Rights.

13.1	The right to cause the Company to Register securities granted under Sections 4 and 5, and the right to receive notices pursuant to Sections 4 and 5, shall terminate, as to any Holder, at such time as all Registrable Securities held by such Holder can be sold in any three (3) month period without registration under Rule 144.

13.2	The covenants set forth in Sections 2, 9 (except for Section 9.10), 10 and 11 shall terminate on a Qualified IPO.

14.	Confidentiality. The parties agree, severally and not jointly, to keep confidential the terms and conditions of this Agreement and shall not disclose the foregoing to any third party; provided that a party shall be permitted to disclose the foregoing (a) to such party’s investors, investment bankers, accountants, legal counsel, and bona fide prospective investors and lenders, in each case only where such Persons are under strict non-disclosure and non-misuse obligations imposed by agreement or applicable Law, (b) to the limited extent required by applicable Law in which case reasonable best efforts to consult with TiVo and the Company will be made prior to any such release or public statement to enable either to seek a protective order or otherwise prevent such disclosure, or (c) to the extent such information is already in the public domain through no fault of the party making such disclosure (with all Investors that are Affiliates of each other deemed a single party for purposes hereof) provided that if the Board determines in good-faith that such information is not in the public domain and gives written notice thereof to the Investors, then such information will be deemed not in the public domain.

15.	Miscellaneous.

15.1	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. With respect to the registration of any securities in the United States pursuant to Sections 4 through 8, such matters shall also be governed by, and construed in accordance with, relevant United States federal Law, as applicable.

15.2	Dispute Resolution. Any dispute among the parties and arising out of or relating to this Agreement will be resolved in accordance with the procedures specified in this Section. The parties intend that these provisions will be valid, binding, enforceable, exclusive and irrevocable and will survive any termination of this Agreement.

(a)	Notification and Negotiation. Upon any dispute arising out of or relating to this Agreement (including but not limited to its application, interpretation, or any alleged breach hereunder), the party raising the dispute will give written notice to the other parties to the dispute describing the nature of the dispute following which the parties to such dispute shall attempt for a period of 10 business days to resolve such dispute by negotiation between executives who have authority to settle such dispute. All such negotiations shall be confidential and treated as compromise and settlement negotiations for purposes of any applicable rules of evidence. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to clause (c) without regard to any such 10-day negotiation period.

(b)	Choice of Arbitral Forum and Rules: If the parties are unable to resolve their dispute pursuant to paragraph (a), such dispute shall be submitted to final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). Any such arbitration shall be conducted in San Jose, California before a single arbitrator of American citizenship and with substantial experience in resolving intellectual property and joint venture disputes under United States Laws, and who shall be appointed in accordance with the ICC Rules. At the written request of the Claimant in its Request for Arbitration, the arbitration shall be conducted on a “fast track” basis with the following expedited deadlines: the Respondent(s) shall have fifteen (15) days from receipt of the Request from the Secretariat of the ICC to file an Answer and any Counterclaim(s); the Claimant(s) shall have fifteen (15) days from the receipt of any Counterclaim to file a Reply; any party’s challenge to an arbitrator must be submitted to the ICC within fifteen (15) days of that party’s receipt of the notification of the appointment of the arbitrator, or within fifteen (15) days from the date the challenging party was informed of the facts on which such challenge is based if such date is subsequent to the receipt of such notification; the Arbitrator shall transmit the Terms of Reference to the ICC’s International Court of Arbitration (the “Court”) within 21 days of the Arbitrator’s receipt of the file from the Secretariat; and, in recognition of the urgency of the matter and likelihood of irreparable harm, the Arbitrator shall submit the draft Award to the Court as expeditiously as possible and subject to the time limits set forth in Article 24 of the ICC Rules.

(c)	Temporary or Injunctive Relief: Notwithstanding the parties’ agreement to submit all disputes to final and binding arbitration before the ICC, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court of competent jurisdiction, provided, however, that any such action brought in the United States shall be filed exclusively in the United States District Court for the Southern District of New York, and the parties hereby irrevocably consent to the personal jurisdiction of such court and waive any objections to the jurisdiction of, or venue in, that forum. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief (with such relief effective until the arbitrator has rendered a final award) in order to protect any party’s rights under this Agreement or its intellectual property rights.

(d)	Confirming the Award and Enforcing Judgment: The United States District Court for the Southern District of New York shall have exclusive jurisdiction within the United States to confirm any award issued by the arbitrator. Any arbitration award may also be confirmed and enforced in any court of competent jurisdiction outside of the United States.

(e)	Confidential Proceedings. Except as may be necessary to enter judgment upon the award or to the extent required by applicable Law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the dispute and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents, employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any Person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any dispute relating to the arbitration hereunder (including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award) shall be filed under seal with the court, to the extent permitted by applicable Law.

(f)	Waiver of Jury Trial. THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

15.3	Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

15.4	Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

15.5	Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

15.6	Waiver; Amendment. The waiver of any right, power or remedy under this Agreement requires only the written consent of the party waiving such right, power or remedy. Any provision of this Agreement may be amended only by a written instrument signed by (a) the Company, (b) the holders of a majority of the Common Shares issued, or issuable, upon conversion of the originally issued Series A Preferred Shares then held by the Series A Holders, and (c) the holders of a majority of the Common Shares issued, or issuable, upon conversion of the originally issued Series B Preferred Shares then held by the Series B Holders. Regardless of the foregoing, no such amendment or waiver shall be required for the Company to amend this Agreement solely for the purposes of adding an Investor as a party to this Agreement and to be included in the applicable schedule hereto. Any amendment or waiver effected in accordance with this Section shall be binding upon each Investor and the Company.

15.7	No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

15.8	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

15.9	Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Investors relative to the subject matter of this Agreement. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it.

15.10	No Presumption. The parties acknowledge that each party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

15.11	Further Assurance. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

15.12	Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

15.13	Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

15.14	Relationship. The parties intend that no partnership or joint venture is created hereby, that no party hereto will be a partner or joint venturer of any other party hereto for any purposes, and that this Agreement will not be construed to the contrary.

15.15	No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.16	Interpretation. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; and (vii) the term “day” means “calendar day” unless the term “business day” is expressly used.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

THE COMPANY

TGC, INC.

By:	/s/ Ta-Wei Chien
Name:	Ta-Wei Chien
Title:	Chairman and Chief Executive Officer
Address:	[*]
Tel:	[*]
Fax:	[*]
E-mail

With a copy to:

Shearman & Sterling LLP
1080 Marsh Road
Menlo Park, California 94025
U.S.A.
Attention: Carmen Chang, Esq.
Tel: 650-838-3600
Fax: 650-838-3699
E-mail: carmen.chang@shearman.com

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

TGC INVESTMENT LIMITED

By:	/s/ Kong-Yeu Han
Name:	Kong-Yeu Han
Title:	Director
Address:	[*]
Tel:	[*]
Fax:
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

/s/ Ming Kang Hsu
Name:	Ming Kang Hsu
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

CHAIN BRIGHT LTD.

By:	/s/ Wang Shu-Lan
Name:	Wang Shu-Lan
Title:	Chief Financial Officer
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

D-LINK CORPORATION

By:	/s/ A.P. Chen
Name:	A.P. Chen
Title:	CFO
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

ALPHA NETWORKS INC.

By:	/s/ Harrison Chang
Name:	Harrison Chang
Title:	V.P. Finance and Admin. Center
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

TSC VENTURE CAPITAL CORPORATION

By:	/s/ Shang Tg Chan
Name:	Shang Tg Chan
Title:	Chairman
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

SB ASIA INFRASTRUCTURE FUND, L.P.

By:	/s/ Andrew Y. Yan
Name:	Andrew Y. Yan
Title:	Authorized Signatory
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

MOBIUS TECHNOLOGY VENTURES VI L.P.

By:	/s/ Greg Galanos
Name:	Greg Galanos
Title:	Executive Managing Director
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

SOFTBANK U.S. VENTURES FUND VI L.P.

By:	/s/ Greg Galanos
Name:	Greg Galanos
Title:	Executive Managing Director
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

MOBIUS TECHNOLOGY VENTURES ADVISORS FUND VI L.P.

By:	/s/ Greg Galanos
Name:	Greg Galanos
Title:	Executive Managing Director
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

MOBIUS TECHNOLOGY VENTURES SIDE FUND VI L.P.

By:	/s/ Greg Galanos
Name:	Greg Galanos
Title:	Executive Managing Director
Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

NEW ENTERPRISE ASSOCIATES 10, L.P.

By:	NEA Partners 10, L.P., its General Partner

By:	/s/ Eugene A. Trainor, III
Name:	Eugene A. Trainor, III
Title:	Administrative General Partner &
Chief Operating Officer
Address:	[*]

Tel:
Fax:
E-mail:

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES A HOLDER

WK TECHNOLOGY FUND
WK TECHNOLOGY FUND IV
WK TECHNOLOGY FUND V
WK TECHNOLOGY FUND VI
WK TECHNOLOGY FUND VII
WK TECHNOLOGY FUND VIII
WK GLOBAL INVESTMENT LIMITED
WK GLOBAL INVESTMENT II LIMITED
WK GLOBAL INVESTMENT III LIMITED

By:	/s/ Eric Wang
Name:	Eric Wang
Title:	Authorized Signatory

Legal Address:	[*]

Mailing Address:	[*]

Tel:	[*]
Fax:	[*]
E-mail:	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

SERIES B HOLDER

TIVO INTL II, INC.

By:	/s/ Mike Ramsay
Name:	Mike Ramsay
Title:	President and Chief Executive Officer

Address:	2160 Gold Street
P.O. Box 2160
Alviso, California 95002
U.S.A.
Attention: General Counsel
Tel:	408-519-9311
Fax:	408-519-5333
E-mail:	mattz@tivo.com

With copies to:

Maples and Calder, Attorneys-at-Law
Ugland House
P.O. Box 309
George Town, Grand Cayman
Cayman Islands, British West Indies
Attention: Julian Reddyhough
Tel: 345-949-8066
Fax: 345-949-8080
E-mail: Julian.Reddyhough@maplesandcalder.com

and

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
U.S.A.
Attention: Howard H. Chao, Esq.
Tel: 650-473-2600
Fax: 650-473-2601
E-mail: hchao@omm.com

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

TIVO INC.

By:	/s/ Mike Ramsay
Name:	Mike Ramsay
Title:	President and Chief Executive Officer

Address:	2160 Gold Street
P.O. Box 2160
Alviso, California 95002
U.S.A.
Attention: General Counsel
Tel:	408-519-9311
Fax:	408-519-5333
E-mail:	mattz@tivo.com

With copies to:

Maples and Calder, Attorneys-at-Law
Ugland House
P.O. Box 309
George Town, Grand Cayman
Cayman Islands, British West Indies
Attention: Julian Reddyhough
Tel: 345-949-8066
Fax: 345-949-8080
E-mail: Julian.Reddyhough@maplesandcalder.com

and

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
U.S.A.
Attention: Howard H. Chao, Esq.
Tel: 650-473-2600
Fax: 650-473-2601
E-mail: hchao@omm.com

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

Schedule 1

HOLDERS OF SERIES A PREFERRED SHARES

TGC Investment Limited

Ming Kang Hsu

Chain Bright Ltd.

D-Link Corporation

Alpha Networks Inc.

TSC Venture Capital Corporation

SB Asia Infrastructure Fund, L.P.

Mobius Technology Ventures VI L.P.

SOFTBANK U.S. Ventures Fund VI L.P.

Mobius Technology Ventures Advisors Fund VI L.P.

Mobius Technology Ventures Side Fund VI L.P.

New Enterprise Associates 10, L.P.

WK Technology Fund

WK Technology Fund IV

WK Technology Fund V

WK Technology Fund VI

WK Technology Fund VII

WK Technology Fund VIII

WK Global Investment Limited

WK Global Investment II Limited

WK Global Investment III Limited

[Remainder of Page Intentionally Left Blank]

Schedule 2

HOLDERS OF SERIES B PREFERRED SHARES

TiVo Intl II, Inc.

[Remainder of Page Intentionally Left Blank]

Exhibit A

JOINDER AGREEMENT

By executing and delivering this Joinder Agreement (this “Joinder”), the undersigned (the “Investor”) hereby becomes a party to, and irrevocably agrees to be bound by and comply with, the provisions of the Investor Rights Agreement of TGC, Inc., an exempted company incorporated under the Companies Law (2004 Revision) of the Cayman Islands (the “Company”), dated August 9, 2004, as it may be amended from time to time, as a: (check as applicable): [            ] Series A Holder, or [            ] Series B Holder.

The Investor agrees, both before and after the date hereof (i) to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective the transaction contemplated by this Joinder, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the transaction contemplated hereunder, and (iii) to cooperate with the Company in connection with the foregoing.

Accordingly, the undersigned has executed and delivered this Joinder as of                  ,             .

SHAREHOLDER

If individual:
Name
Address:

Tel:
Fax:

If entity:

By:
Name
Title:
Address:

Tel:
Fax:

ACKNOWLEDGED and ACCEPTED:

TGC, Inc.

By:
Name:
Title: